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                                                                   EXHIBIT(d)(3)


                    INVESTMENT SUB-ADVISORY AGREEMENT BETWEEN
                      VAN KAMPEN INVESTMENT ADVISORY CORP.
                                       AND
                  MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY

         THIS AGREEMENT is made as of this 11th day of August, 2003 by and between VAN KAMPEN INVESTMENT ADVISORY CORP. ("VKIAC") a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT COMPANY (the "Local Manager"), a company organized under the laws of Singapore.

         WHEREAS, VKIAC acts as investment adviser to Van Kampen Series Fund, Inc. (the "Company") and each of its series identified at Schedule A (the "Funds");

         WHEREAS, the Local Manager has available a staff of experienced investment personnel and facilities for providing investment sub-advisory services to the Funds;

         WHEREAS, the Local Manager is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and is willing to provide VKIAC with investment advisory services on the terms and conditions hereinafter set forth; and

         WHEREAS, VKIAC and the Local Manager (jointly referred to as "the Advisers") desire to enter into an agreement for the Local Manager to provide sub-advisory services to the Company and to VKIAC with respect to the investment of the assets of each of the Funds.

         NOW THEREFORE it is mutually agreed:

1. INVESTMENT SUB-ADVISORY SERVICES.

         (a) Investment Advice

                  (i) Effective on August 11, 2003, and subject to the overall policies, control, direction and review of the Company's Directors and VKIAC, the Local Manager shall manage the investment and reinvestment of the assets of each of the Funds, continuously review, supervise and administer the investment program of each of the Funds, determine in its discretion the securities to be purchased or sold and the portion of each Fund's assets to be held uninvested, to provide the Company with records concerning the Local Manager's activities which the Company is required to maintain, and to render regular reports to the Company's officers and Board of Directors concerning the Local Manager's discharge of the foregoing responsibilities.

                  (ii) Unless otherwise instructed by VKIAC or the Directors, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKIAC or by the Directors, the Local Manager shall determine the securities to be purchased and sold by the Funds and shall place orders for the purchase, sale or exchange of securities for the Funds' accounts with brokers or dealers and to that end the Local Manager is authorized to give instructions to the custodian and any sub-custodian of the Company as to deliveries of such securities, transfers of currencies and payments of cash for the accounts of the Funds.

                  (iii) In performing these services, the Local Manager shall adhere to each Fund's respective investment objective, policies, restrictions and limitations as contained in its Prospectus, Statement of Additional Information, the Company's Articles of Incorporation and


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         the Company's By-Laws and shall comply with all statutory and regulatory restrictions, limitations and requirements applicable to the activity of the Company.

                  (iv) Unless otherwise instructed by VKIAC or the Directors, and subject to the provisions of this Agreement and to any guidelines or limitations specified from time to time by VKIAC or by the Directors, the Local Manager shall have executed and performed on behalf of and at the expense of the respective Funds:

                           (1) Purchases, sales, exchanges, conversions, and
placement or orders for execution; and

                           (2) Reporting of all transactions to VKIAC and to
other entities as directed by VKIAC or by the Directors.

                  (v) The Local Manager shall provide the Directors at least quarterly, in advance of the regular meetings of the Directors, a report of its activities hereunder on behalf of the Company and the Funds and the Local Manager's proposed strategy for the next quarter, all in such form and detail as requested by the Directors. The Local Manager shall also make an investment officer available to attend such meetings of the Directors as the Directors may reasonably request.

         (b) Restriction of the Local Manager's Powers

                  (i) In carrying out its duties hereunder, the Local Manager shall comply with all reasonable instructions of the Company or VKIAC in connection therewith. Such instructions may be given by letter, telex, telefax or telephone confirmed by telex, by the Directors or by any other person authorized by a resolution of the Directors provided a certified copy of such resolution has been supplied to the Local Manager.

                  (ii) All securities, cash and other assets of the Funds shall be placed and maintained in the care of a member bank of the Federal Reserve System of the United States approved by the Directors as custodian and one or more "Eligible Foreign Custodians" (as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "1940 Act")).

                  (iii) Persons authorized by resolution of the Directors shall have the right to inspect and copy contracts, notes, vouchers, and copies of entries in books or electronic recording media relating to the Company's transactions at the registered office of the Local Manager at any time during normal business hours. Such records, in relation to each transaction effected by the Local Manager on behalf of the Company shall be maintained by the Local Manager for a period of seven years from the date of such transaction.

         (c) Purchase and Sale of Securities

         In performing the services described above, the Local Manager shall use its best efforts to obtain for the Funds the most favorable price and execution available. Subject to prior authorization of appropriate policies and procedures by the Directors, the Local Manager may, to the extent authorized by law, cause the Funds to pay a broker or dealer who provides brokerage and research services an amount of commission for effecting the Funds' investment transactions in excess of the amount of commission another broker or dealer would have charged for effecting such transactions, in recognition of the brokerage and research services provided by the broker or dealer. To the extent authorized by law, the





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Local Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

         (d) Custodian

         The Local Manager shall not act as custodian for the securities or any other assets of the Company. All such assets shall be held by the custodian or sub-custodian appointed by the Directors or by a Fund's "Foreign Custody Manager" (as defined by Rule 17f-5 under the 1940 Act).

2. DUTIES OF VKIAC.

         (a) Provision of Information

         VKIAC shall advise the Local Manager from time to time with respect to each Fund of its investment objective and policies and of any changes or modifications thereto, as well as any specific investment restrictions and limitations by sending to the Local Manager a copy of each registration statement and amendment thereto relating to the Company as filed with the Securities and Exchange Commission. As requested by the Local Manager, VKIAC shall furnish such information to the Local Manager as to holdings, purchases, and sales of the securities under its management as will reasonably enable the Local Manager to furnish its investment advice under this Agreement.

         (b) Compensation to the Local Manager

         For the services rendered, the facilities furnished and expenses assumed by the Local Manager, VKIAC shall pay to the Local Manager a fee in an amount to be determined from time to time by VKIAC and the Local Manager but in no event in excess of the amount that VKIAC actually received for providing services to the Company pursuant to the investment advisory agreement between VKIAC and the Fund.

3. MISCELLANEOUS.

         (a) Activities of the Local Manager

         The services of the Local Manager as sub-adviser to VKIAC under this Agreement are not to be deemed exclusive, the Local Manager and its affiliates being free to render services to others. It is understood that shareholders, directors, officers and employees of the Local Manager may become interested in the Company or VKIAC as shareholders, directors, officers, partners or otherwise.

         (b) Services to Other Clients

         VKIAC acknowledges that the Local Manager may have investment responsibilities, or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Clients"). Subject to the provisions of this paragraph, VKIAC agrees that the Local Manager may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Company, provided that the Local Manager acts in good faith, and provided, further, that it is the Local Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Funds over a period of time on a fair and equitable basis relative to the Clients, taking into account the investment objectives and policies of the Funds and any specific investment restrictions and limitations applicable thereto. VKIAC acknowledges that one or more of the Clients may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Funds may have an interest from time to



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time, whether in transactions which may involve the Funds or otherwise. The
Local Manager shall have no obligation to acquire for any Fund a position in any investment which any Client may acquire, and VKIAC shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Funds or otherwise.

         (c) Best Efforts

         It is understood and agreed that in furnishing the investment advice and other services as herein provided, the Local Manager shall use its best professional judgment to recommend actions which will provide favorable results for the Funds. The Local Manager shall not be liable to the Company or to any shareholder of the Company to any greater degree than VKIAC.

         (d) Compliance with Applicable Laws and Regulations.

         The Local Manager shall obtain and at all times maintain and comply with the terms of all relevant authorizations, licenses, consents, approvals and registrations and comply with all relevant laws and regulations, necessary for the purpose of performing any of its duties and obligations under this Agreement. The Local Manager shall inform VKIAC as soon as possible if at any time the Local Manager becomes unable to comply with the terms of or maintain any such authorizations, licenses, consents, approvals or registrations.

         (e) Duration of Agreement

                  (i) This Agreement, unless terminated pursuant to paragraph
         (ii), (iii) or (iv) below, shall continue in effect through August 11, 2005, and thereafter shall continue in effect from year to year, provided that its continued applicability is specifically approved at least annually by the Directors or by a vote of the holders of a majority of the outstanding shares of the appropriate Funds. In addition, such continuation shall be approved by vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act.

                  (ii) This Agreement may be terminated by sixty (60) days' written notice by either VKIAC or the Local Manager to the other party, provided that VKIAC's termination of this Agreement shall be approved by vote of a majority of the Directors who are not parties to this Agreement or interested persons of any such party. The Agreement may also be terminated at any time, without the payment of any penalty, with respect to one or more Funds (by vote of the Directors or, by the vote of a majority of the outstanding voting securities of such Fund(s)), on sixty (60) days' written notice to both VKIAC and the Local Manager. This Agreement shall automatically terminate in the event of the termination of the investment advisory agreement between VKIAC and the Company.

                  (iii) This Agreement shall terminate in the event of its assignment. The term "assignment" for this purpose shall have the same meaning set forth in Section 2(a)(4) of the 1940 Act.

                  (iv) This Agreement shall terminate forthwith by notice in writing on the happening of any of the following events:

                           (1) If VKIAC or the Local Manager shall go into
liquidation (except a voluntary liquidation for the purpose of and followed by a bona fide reconstruction or amalgamation upon



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terms previously approved in writing by the party not in liquidation) or if a receiver or receiver and manager of any of the assets of either of them is appointed; or

                           (2) If either of the parties hereto shall commit any
breach of the provisions hereof and shall not have remedied such breach within 30 days after the service of notice by the party not in breach on the other requiring the same to be remedied.

                  (v) Termination shall be without prejudice to the completion of any transactions which the Local Manager shall have committed to on behalf of the Funds prior to the time of termination. the Local Manager shall not effect and the Company shall not be entitled to instruct the Local Manager to effect any further transactions on behalf of the Funds subsequent to the time termination takes effect.

                  (vi) On the termination of this Agreement and completion of all matters referred to in the foregoing paragraph (v) the Local Manager shall deliver or cause to be delivered to the Company copies of all documents, records and books of the Company required to be maintained pursuant to Rules 31 a-1 or 31 a-2 of the 1940 Act which are in the Local Manager's possession, power or control and which are valid and in force at the date of termination.

         (f) Notices

         Any notice, request, instruction, or other document to be given under this Agreement by any party hereto to the other parties shall be in writing and delivered personally or sent by mail or telecopy (with a hard copy to follow):

         If to the Local Manager to:

                  Morgan Stanley Investment Management Company
                  23 Church Street,
                  16-01 Capital Square
                  Singapore 049481

         If to VKIAC, to:

                  Van Kampen Investment Advisory Corp.
                  1 Parkview Plaza
                  P.O. Box 5555
                  Oakbrook Terrace, IL 60181

                  Attention:  Secretary

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be presumed to have been duly given to the party to which it is addressed, on the date three (3) days after mailing, and in the case of delivery by telecopy, on the date the hard copy is received.

         (g) Choice of Law





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         This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the United States and the State of New York, without regard to the conflicts of laws principles thereof.
























































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         IN WITNESS WHEREOF, the Agreement has been executed as of the date first above given.



VAN KAMPEN INVESTMENT ADVISORY CORP.       MORGAN STANLEY
                                           INVESTMENT MANAGEMENT COMPANY

By: /s/ EDWARD C. WOOD, III                By: /s/ JEFFREY MARK ALAM
   ------------------------------             ---------------------------------
   Name:  Edward C. Wood                      Name:  Jeffrey Mark Alam
   Title: Executive Director & Chief          Title: Director
          Administrative Officer






































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                                   SCHEDULE A
Fund*

International Magnum Fund


-------------------------

*For ease of reference, the words "Van Kampen," which begin the name of the Fund, have been omitted.






















































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